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                                   EXHIBIT 11

                       CYBEX COMPUTER PRODUCTS CORPORATION

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                    THREE MONTHS ENDED
                                                                         JUNE 30,
                                                                  1996              1997
                                                                  ----              ----
Primary:
Weighted average common shares outstanding ............         5,504,383         5,432,350

Net weighted average common stock options
  outstanding under the treasury stock method .........           116,579           100,435
                                                               ----------        ----------

Weighted average common and common
  equivalent shares outstanding .......................         5,620,962         5,532,785
                                                               ==========        ==========

Net income ............................................        $1,230,357        $1,702,424
                                                               ==========        ==========

Net income per common and common
  equivalent share ....................................              $.22              $.31
                                                               ==========        ==========


Fully Diluted:
Weighted average common shares outstanding ............         5,504,383         5,432,350

Net weighted average common stock options
  outstanding under the treasury stock method .........           116,579           109,666
                                                               ----------        ----------
Weighted average common and common
  equivalent shares outstanding .......................         5,620,962         5,542,016
                                                               ==========        ==========

Net income ............................................        $1,230,357        $1,702,424
                                                               ==========        ==========

Net income per common and common
  equivalent share ....................................              $.22              $.31
                                                               ==========        ==========













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